SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 27, 2006
NISOURCE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16189 (Commission File Number)	35-2108964 (IRS Employer Identification No.)
801 East 86th Avenue,
Merrillville, Indiana 46410
(877) 647-5990
(Address and Telephone Number
of Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On January 27, 2006, the Officer Nomination and Compensation Committee of the board of directors of NiSource Inc. (the “Company”) approved an amended and restated NiSource Inc. Executive Severance Policy (the “Policy”) that (i) removed provisions of the Policy relating to job titles and eligibility identifiers that are no longer applicable, (ii) clarified certain technical provisions related to the procedure for asserting constructive termination, (iii) clarified that any employee who receives a payout under his or her Change in Control and Termination Agreement will be ineligible to receive severance benefits under the Policy, (iv) clarified that employees are not eligible to receive severance benefits under the Policy at the end of a period of long-term disability, and (v) extended the term of the Policy to December 31, 2006.
     A copy of the Amended and Restated Executive Severance Policy is attached to this Current Report as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.
ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On January 31, 2006, the Company reported its financial results for the fiscal year ended December 31, 2005. The Company’s press release, dated January 31, 2006, is attached as Exhibit 99.1.
ITEM 7.01. REGULATION FD DISCLOSURE
     In addition to disclosing the Company’s financial results for the fiscal year ended December 31, 2005, the Company’s press release attached hereto as Exhibit 99.1 contains certain forward looking information which the Company intends to discuss at its analyst call to be held on January 31, 2006. This information will also be published on the Company’s website (www.nisource.com) on January 31, 2006.
     The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit
Number	Description

10.1	Amended and Restated NiSource Inc. Executive Severance Policy

99.1	Press Release, dated January 31, 2006, issued by NiSource Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nisource Inc.

(Registrant)

Date: January 31, 2006	By:	/s/ Jeffrey W. Grossman

Jeffrey W. Grossman
Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amendment to NiSource Inc. Executive Severance Policy

99.1	Press Release, dated January 31, 2006, issued by NiSource Inc.